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                                                                     EXHIBIT 4.3

THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR QUALIFIED UNDER ANY STATE SECURITIES LAW IN RELIANCE UPON EXEMPTIONS THEREFROM. THE SECURITIES MAY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED TO BE SO TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION SHALL NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAWS.

                           ELIBERATION.COM CORPORATION
                     (FORMERLY EWORLD COMMERCE CORPORATION)
                          STOCK SUBSCRIPTION AGREEMENT

      1. SUBSCRIPTION. _______________ ("Purchaser") hereby irrevocably agree to purchase, on the terms and conditions described herein, __________________ (___________) shares of eLiberation.com Corporation (the "Company") Series B Convertible Preferred Stock, par value $0.00001 per share (the "Shares"), as part of a private offering of up to 1,500,000 shares of Series B Convertible Preferred Stock by the Company.

      2. PURCHASE PRICE AND DELIVERY OF SHARES. The purchase price for the Shares is Four Dollars ($4.00) per Share, which is payable in full by wire transfer or by check made payable to the order of ELIBERATION.COM CORPORATION upon delivery of this Subscription Agreement. Payment by check will be considered made when the check is honored when first presented to the bank against which the check was drawn. The Company will send Purchaser a duly executed stock certificate representing the Shares within ten business days after the Company executes and delivers to Purchaser the acceptance on the signature page hereof.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

            (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as currently conducted and proposed to be conducted.

            (b) Capitalization. The authorized capital of the Company consists of 30,000,000 shares of Common Stock, 5,150,000 of which are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which the Board of Directors may designate in one or more series from time to time. There are 2,000,000 shares of Preferred Stock designated Series A Preferred Stock, of which 1,994,500 are issued and outstanding. There are 1,500,000 shares of Preferred Stock designated Series B Convertible Preferred Stock, with the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of Series B Convertible Preferred Stock of eLiberation.com Corporation attached hereto as Exhibit A. In this offering the Company will sell a maximum of 1,500,000 shares of Series B Preferred Stock, initially convertible into Common Stock on a one-for-one basis. The following shares are also reserved for future issuance as of January 31, 2000:

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                  (i) Options. 1,900,000 shares of Common Stock are reserved for issuance under options for the Company's employees, consultants, advisors, officers, directors, service providers, or strategic partners.

                  (ii) Other Private Placements. The Company is contemplating further private placements of shares of Common Stock and/or Preferred Stock, the terms of which are yet to be determined but which would have rights, preferences and privileges senior to the Common Stock, and would require additional authorized shares. The Company anticipates issuing shares, the terms and conditions of which have yet to be determined, which will be senior to the Shares in respect to rights and preferences, comprised of 1,500,000 or fewer shares of a new Series C Preferred Stock at a price of $7.00 or more per share. No assurance is possible that this offering or such future offerings will be completed. If this offering is not fully sold, the Company intends to issue a number of shares of a new series of Preferred Stock in the amount of such shortfall at a price of $4.00 or more, and on parity with the Series B. The Company has committed to issue an additional 50,000 shares of Common Stock in connection with a strategic arrangement.

                  (iii) Warrants. In connection with the Company's completed offering of Series A Preferred Stock, it issued warrants to purchase approximately 816,667 shares of Common Stock, of which 150,000 are at a price of $1.00 per share and 666,667 are at a price of $10.00 per share. The Company also has agreed to issue warrants to purchase 125,000 shares of Common Stock at a price of $5.00 per share.

            (c) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

            (d) Valid Issuance of Stock. The Shares, including any shares of Common Stock issuable upon conversion thereof, which are being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

            (e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings required under applicable securities laws, all of which will be effected after the sale of the Shares hereunder.

            (f) Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company.

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            (g) Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases or licenses, the Company is in compliance with such leases or licenses and, to the best of its knowledge, holds a valid leasehold interest or license right free of any liens, claims or encumbrances.

            (h) Business Plan and Financial Statements. The most recently revised Business Plan of the Company has been prepared in good faith by the Company. With respect to the projections contained in the Business Plan or otherwise, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes that there is a reasonable basis for such projections.

         4. REPRESENTATIONS OF PURCHASER. The Purchaser hereby represents and warrants that:

                  (a) The Purchaser is capable of bearing the economic risks of this investment, including the possible loss of the entire investment;

                  (b) The Shares are being acquired for investment only and for the Purchaser's own account and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of the Shares;

                  (c) The Purchaser understands that the Shares have not been qualified under the California Corporate Securities Law of 1968, as amended, (the "Law") or any other applicable state securities laws and that the Shares have not been registered under the Securities Act of 1933, as amended, (the "Act"), and are being offered and sold pursuant to exemptions thereunder, and that in this connection the Company is relying on the Purchaser's representations set forth in this Subscription Agreement;

                  (d) The Purchaser understands and agrees that the Shares may not be offered or transferred in any manner unless (i) the Shares are subsequently registered under the Act and any applicable state securities laws, or (ii) an opinion of counsel satisfactory to the Company has been rendered stating that such offer or transfer will not violate any applicable federal or state securities laws, or (iii) such sale is made in compliance with all of the requirements of Rule 144 promulgated by the Securities and Exchange Commission under the Act;

                  (e) The Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect, as set forth on Exhibit B attached hereto.

                  (f) The Purchaser understands and agrees that in addition to any other restrictive legend which may be imposed on the certificate, the certificate evidencing said Shares will bear the following legends:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 (IF AVAILABLE) OR THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT

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                  COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF
                  COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION
                  AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.

            (g) The representations which Purchaser has made herein are true and correct on the date hereof and the Purchaser understands that the Company will be relying on representations made herein in determining whether the offering is exempt from registration under Act and under applicable state securities laws; should any such information change prior to the issuance of the Shares to Purchaser, Purchaser agrees to immediately provide the Company with a written notice setting forth the corrected information;

            (h) By executing this Subscription Agreement, the Purchaser hereby acknowledges receipt of all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the merits and risks in acquiring the Shares. The Purchaser acknowledges receipt of satisfactory and complete information covering the business and financial condition of the Company, including the opportunity to obtain information regarding the Company's financial status, in response to all inquiries in respect thereof. The Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring the Shares and the capacity of protecting his own interests in the transaction;

            (i) The Purchaser has been furnished with the materials relating to the Company and the offering of the Shares which they have requested, and has been afforded the opportunity to make inquiries concerning the Company and such matters as the Purchaser has deemed necessary, and has further been afforded the opportunity to obtain any additional information required by the Purchaser to the extent the Company possesses such information or could acquire it without unreasonable effort or expense;

            (j) The Purchaser has substantial means of providing for his or her current needs and personal contingencies and has no need for liquidity in this investment;

            (k) The Purchaser has determined that the Shares are a suitable investment for him or her and that he or she could bear a complete loss of his or her entire investment;

            (l) The Purchaser has relied on his or her own tax and legal advisor and his or her own investment counselor with respect to the income tax and investment considerations of a purchase of the Shares;

            (m) The Purchaser did not learn of the offering described herein through any general advertising or other literature;

            (n) If the Purchaser is a corporation, partnership, trust or other entity, it is authorized and qualified to purchase the Shares; the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so; and this Agreement represents a valid, binding and enforceable agreement of the Purchaser;

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            (o) No representations or warranties have been made to the Purchaser by the Company, its officers, directors or shareholders or any persons acting on behalf of the Company, or any affiliates of any of them, other than the representations set forth herein, and the Purchaser is aware of the risks and uncertainties involving start-up companies, such as the need for future funding, competition from companies with greater resources, an unproven business strategy, lack of profitability, rapidly changing technology, and the need to attract and retain qualified personnel;

            (p) If the Purchaser is a non-U.S. resident, the Purchaser represents and warrants that the Purchaser is not acquiring Shares on behalf of any U.S. persons and that neither the Purchaser nor the Company is subject to any law, regulation of any jurisdiction, other than of the United States or the states of the United States, that requires the Company to make any filing or obtain any permit or approval, in connection with the transactions contemplated in this Agreement; and

            (q) The foregoing representations, warranties and agreements of the Purchaser shall survive the sale and issuance of the Shares to the Purchaser.

      5. ACCEPTANCE. Purchaser hereby confirms his or her understanding that the Company has full and absolute discretion to accept or reject this subscription in whole. In the case of rejection of this subscription, the total subscription funds of the Purchaser will be promptly returned to him or her without interest. Purchaser further understands that the offering may be terminated by the Company at any time. In the event of termination prior to acceptance of Purchaser's subscription, Purchaser's funds will be returned to him or her without interest.

      6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

      7. ASSIGNABILITY. This Agreement is not transferable or assignable by the Purchaser.

      8. TITLE TO SHARES. Please indicate by check mark below the manner in which title to the Shares is to be held:

(1)      Name
             -------------------------------------------------------------------
                    First              Middle              Last


             -------------------------------------------------------------------
                                   Street Address


             -------------------------------------------------------------------
                        City           State             Zip Code

             Social Security or Tax I.D.  No.
                                              ----------------------------------

(2)      Name
             ___________________________________________________________________
                   First               Middle              Last

             ___________________________________________________________________
                                   Street Address

             ___________________________________________________________________
                        City           State             Zip Code

             Social Security or Tax I.D.  No.
                                             ___________________________________

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      9. OWNERSHIP OF SHARES. Please print the name and address of each person in whose name the Shares are to be registered.

             Community Property            Individual
         ---                          ---

             Joint Tenancy                 Trust
         ---                          ---

             Tenancy in Common             Company
         ---                          ---

             Separate Property             Other (please indicate)
         ---                          ---

             As Custodian For
         ---

             under Uniform Gift to Minors Act
         ---

      10. MARKET STANDOFF. In the event of an initial public offering of Company Common Stock, each holder of the Shares will be required not to sell or otherwise dispose of any securities of the Company for a period of up to 180 days following the effective date of the registration statement for such offering, if so requested by the underwriters of such offering.

      11. SIGNATURE. Each person in whose name the Shares are to be registered must sign in the space provided below.

      IN WITNESS WHEREOF, the undersigned executes and agrees to be bound by this Stock Subscription Agreement on the date indicated below.

Dated this     day of       , 2000.
           ---       -------


                                            ------------------------------------
                                            Print Name of Purchaser


Number of Shares Subscribed For
                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Print Name of Person Signing

$ _____________________________             ____________________________________
 Amount Paid Upon Subscription              Signature of Co-Investor (if any,
                                            including the Purchaser's spouse,
                                            Co-Tenant or Co-Trustee)

                                            ____________________________________
                                            Print Name of Co-Investor (if any,
                                            including the Purchaser's spouse,
                                            Co-Tenant or Co-Trustee)

ACCEPTED, ______________, 2000              ELIBERATION.COM CORPORATION

                                            By:_________________________________
                                            Its:________________________________

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